THE PILLAR FUNDS

                              Amended and Restated
                                   Rule 18f-3
                               Multiple Class Plan

                                 March 24, 1998


The Pillar Funds (the "Trust"), a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares in each fund listed on Schedule A hereto (each a "Fund" and together the "Funds").

A.       Attributes of Share Classes

         1. The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a "Certificate") as each such Certificate is approved by the Trust's Board of Trustees and as attached hereto as Exhibits.

         2. With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust's Prospectuses; (iii) each class will separately bear any distribution fees and any shareholder service fees that are payable in connection with a distribution plan or a distribution and shareholder service plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Distribution Plan"), and separately bear any other service fees ("service fees") that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Distribution Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.       Expense Allocations

         With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees or shareholder service fees relating to a particular class of shares associated with a Distribution Plan or other service fees relating to a particular class of shares are (or will

be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

         Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.       Amendment of Plan; Periodic Review

         This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

         The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, must review this Plan at least annually for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

                                                                      Schedule A
                                The Pillar Funds

                                   Schedule A
                                       to
                              Amended and Restated
                                   Rule 18f-3
                               Multiple Class Plan



                                                                                              CLASS
                                                                           -------------------------------------------
                          MONEY MARKET FUNDS
----------------------------------------------------------------------------------------------------------------------
                                                                           A        B        I          S          N/A
U.S. Treasury Securities Money Market Fund                                 X                 X
Prime Obligation Money Market Fund                                         X        X        X          X
Tax-Exempt Money Market Fund                                               X                 X
U.S. Treasury Securities Plus Money Market Fund                                                                     X
Institutional Select Money Market Fund                                                                              X

                        NON-MONEY MARKET FUNDS
-----------------------------------------------------------------------------------------------------------------------
Short-Term Investment Fund                                                 X                 X
Fixed Income Fund                                                          X        X        X
New Jersey Municipal Securities Fund                                       X                 X
Pennsylvania Municipal Securities Fund                                     X                 X
Intermediate-Term Government Securities Fund                               X                 X
GNMA Fund                                                                  X                 X
Equity Growth Fund                                                         X        X        X
Equity Value Fund                                                          X        X        X
Equity Income Fund                                                         X        X        X
Mid Cap Fund                                                               X                 X
Balanced Fund                                                              X        X        X
International Growth Fund                                                  X        X        X

                                                                       Exhibit A

                                THE PILLAR FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Class A Shares
                           (Formerly, Class B Shares)

1.                Class-Specific Distribution Arrangements; Other Expenses.

Class A Shares of the Funds are offered to all persons. Class A Shares of the Money Market Funds (as identified on Schedule A) are sold without a sales charge and Class A Shares of the Non-Money Market Funds (as identified on Schedule A) are sold with a front end sales charge as indicated in the following tables. Additionally, Class A Shares of the Funds are subject to a .25% Rule 12b-1 fee.

The following tables show the regular sales charge on Class A Shares of the Funds to a "single purchaser" (defined below) together with the reallowance paid to dealers and the agency commission paid to brokers (collectively, the "commission"):

The Fixed Income Fund:


       Amount of Purchase          Sales Charge as a           Sales Charge as a            Reallowance and Brokerage
                                   Percentage of Offering      Percentage of Net            Commission as Percentage of
                                   Price                       Amount Invested              Offering Price
-----------------------------------------------------------------------------------------------------------------------
$0      - 99,999                           4.25%                     4.44%                             4.00%
$100,000-249,999                           3.75%                     3.90%                             3.50%
$250,000-499,999                           2.75%                     2.83%                             2.50%
$500,000-999,999                           2.00%                     2.04%                             1.75%
$1,000,000 and above*                      0.00%                     0.00%                             0.00%**

The New Jersey Municipal Securities and Pennsylvania Municipal Securities Funds:


Amount of Purchase                Sales Charge as a               Sales Charge as a              Reallowance and Brokerage
                                  Percentage of Offering          Percentage of Net Amount       Commission as Percentage
                                  Price                           Invested                       of Offering Price
--------------------------------------------------------------------------------------------------------------------------
$0-249,999                        3.00%                           3.10%                          2.70%
$250,000-499,999                  2.00%                           2.05%                          1.80%
$500,000-999,999                  1.00%                           1.01%                          0.90%

$1,000,000 and above*             0.00%                           0.00%                          0.00%**

The Equity Growth, Equity Value, Equity Income, International Growth and Balanced Funds:


Amount of Purchase                Sales Charge as a               Sales Charge as a Percentage      Reallowance and Brokerage
                                  Percentage of Offering          of Net Amount Invested            Commission as Percentage of
                                  Price                                                             Offering Price
-------------------------------------------------------------------------------------------------------------------------------
$0-49,999                         5.50%                           5.82%                             5.00%
$50,000-99,999                    4.75%                           4.99%                             4.25%
$100,000-249,999                  3.75%                           3.90%                             3.25%
$250,000-499,999                  2.75%                           2.83%                             2.50%
$500,000-999,999                  2.00%                           2.04%                             1.75%
$1,000,000 and above*             0.00%                           0.00%                             0.00%**

The Intermediate-Term Government Securities and Mid Cap Funds:


Amount of Purchase                Sales Charge as a               Sales Charge as a Percentage      Reallowance and Brokerage
                                  Percentage of Offering          of Net Amount Invested            Commission as Percentage of
                                  Price                                                             Offering Price
-------------------------------------------------------------------------------------------------------------------------------
$0-99,999                         4.00%                           4.17%                             3.50%
$100,000-249,999                  3.00%                           3.09%                             2.70%
$250,000-499,999                  2.00%                           2.04%                             1.80%
$500,000-999,999                  1.00%                           1.01%                             0.90%
$1,000,000 and above              0.00%                           0.00%                             0.00%

The GNMA Fund:


Amount of Purchase                Sales Charge as a               Sales Charge as a Percentage      Reallowance and Brokerage
                                  Percentage of Offering          of Net Amount Invested            Commission as Percentage of
                                  Price                                                             Offering Price
-------------------------------------------------------------------------------------------------------------------------------
$0-249,999                        3.00%                           3.09%                             2.70%
$250,000-499,999                  2.00%                           2.04%                             1.80%
$500,000-999,999                  1.00%                           1.01%                             0.90%
$1,000,000 and above              0.00%                           0.00%                             0.00%

* Purchases of $1,000,000 or more are at net asset value. However, a contingent deferred sales charge will be imposed on such investments in the event such shares are redeemed within 12 months from the date they were purchased. The contingent deferred sales charge will be imposed at the rate of 1.00% of the lesser of the current market value of the shares redeemed or the total cost of such shares and is payable to the Distributor. In determining whether a contingent deferred sales charge is payable, and, if so, the amount of the charge, it is assumed that shares not subject to such charge are the first redeemed.

** There is no initial sales charge on purchases of $1,000,000 or more; however, the Distributor may pay a dealer concession and/or advance a service fee on such transactions.

From time to time, some financial institutions, including Summit Bank and its affiliates, may be reallowed up to the entire sales charge imposed on the purchase of Class A Shares. Firms that receive a reallowance of the entire sales charge may be considered underwriters for purposes of federal securities laws. Commission rates may vary among the Funds.

Right of Accumulation

A "single purchaser" (defined below) may benefit from the reduced sales charges set forth in the foregoing tables for current purchases by adding the amount of any current purchase with the market value of the Fund that the purchaser already owns. The calculation of the sales charge for the current purchase will be based on the combined amount. A single purchaser can also combine purchases of Class A Shares of different Funds if those Funds are subject to a sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of an Eligible Fund (defined below) for their own account or for trust or custodial accounts for their minor children, or (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Code including related plans of the same employer. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Distributor for such entitlement at the time of purchase and provide the account number(s) of the investor and, if applicable, the investor and spouse, their minor children, and give the ages of such children. A Fund may amend or terminate this right of accumulation at any time prior to subsequent purchases.

Letter of Intent

A single purchaser may obtain a reduced sales charge by means of a written Letter of Intent (a "Letter") that expresses the investor's intention to invest a specified amount within a 13-month period, which if invested at one time, would qualify for a reduced sales charge.

A Letter is not a binding obligation upon the investor to purchase the full amount indicated. An investor must invest, or have already invested, at least $1,000 in Class A Shares of each applicable Fund when the Letter is submitted. Only those Funds which are subject to a sales charge are eligible to be counted towards the amount indicated in the Letter. Five percent of the shares purchased under a Letter will be held in escrow (while remaining registered in the name of the investor) to secure payment of the higher sales charge that would have been applicable to the shares actually purchased if the investor fails to purchase the amount indicated in the Letter. In such a case, escrowed shares will be involuntarily redeemed to pay any additional sales charge. When the full amount indicated in the Letter has been purchased, the escrowed shares will be released. A Letter may include purchases of shares made within 90 days prior to the date the investor signs the Letter; however, the 13-month period during which the Letter is in effect will begin on the date of the earliest purchase.

Other Circumstances

No sales charge is imposed on Class A Shares of a Fund: (i) issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Trust is a party; (ii) sold to dealers or brokers that have a sales arrangement with the Distributor, for their own account or for retirement plans for their employees; (iii) sold to present employees of dealers or brokers that certify to the Distributor at the time of purchase that such purchase is for their own account; (iv) sold to present or retired employees of Summit Bancorp., or one of its affiliates; (v) sold to present employees of any entity that is a current service provider to the Trust; (vi) sold to any qualified customer who has entered into an agreement with Summit Bank, its affiliates or correspondent banks; (vii) sold to present or retired Trustees of the Trust and their immediate families; (viii) sold to present or retired Directors of Summit Bancorp. or its affiliates, and their immediate families; (ix) sold to beneficial owners of Class I Shares whose interests are converted into Class A Shares; or (x) purchased within 90 days of a redemption of Class A Shares of a nonmoney market Fund (only to the amount of such redemption).

2.  Eligibility of Purchasers

The minimum initial investment is $1,000; however, the minimum initial investment may be waived at the Distributor's discretion. For investments made through the Automatic Investment Plan, the minimum initial and subsequent investments must be at least $50.

3. Exchange Privileges

Each portfolio of the Trust, other than the U.S. Treasury Securities Plus Money Market Fund and the Institutional Select Money Market Fund, (collectively, the "Eligible Funds") is eligible for exchange with any other Eligible Fund.

Class A Shares of an Eligible Fund may be exchanged only for Class A Shares of another Eligible Fund, usually without paying an additional sales charge. However, exchanges from Class A Shares of an Eligible Money Market Fund, which were purchased directly, to Class A Shares of an Eligible Non-Money Market Fund are made at net asset value plus the appropriate sales load for that Eligible Non-Money Market Fund.

4. Voting Rights

Each Class A shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A Shares (such as a distribution plan or service agreement relating to Class A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A shareholders differ from the interests of holders of any other class.


5. Conversion Rights

Class A Shares do not have a conversion feature.

                                                                       Exhibit B

                                THE PILLAR FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Class B Shares


1. Class-Specific Distribution Arrangements; Other Expenses.

         Class B Shares of the Funds are offered to all persons. Class B Shares of the Funds are sold without a front-end sales charge, but are subject to a contingent deferred sales charge. Additionally, Class B Shares of the Funds are subject to a .75% Rule 12b-1 fee and a .25% shareholder service fee. Class B Shares of the Prime Obligation Money Market Fund may only be obtained through exchange or through purchases by participants in the Systematic Exchange Program.

         If Class B Shares are redeemed within seven years of purchase, a Shareholder will be subject to a contingent deferred sales charge at the rates set forth below. This charge is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on shares derived from reinvestment of dividends or capital gain distributions.

            Contingent Deferred Sales Charge ("CDSC") as a Percentage
                       of Dollar Amount Subject to Change


     Years Since Purchase
                1                                    5.50%
                2                                    5.00%
                3                                    4.00%
                4                                    3.00%
                5                                    2.00%
                6                                    1.00%
                7                                    0.00%
                8                                    0.00%

In determining whether a particular redemption is subject to a CDSC, it is assumed that Class B Shares are redeemed in the following order: (i) shares held for over six years or shares acquired through reinvested dividends or capital gain distributions and (ii) shares held longest during the six year period. This method should result in the lowest possible sales charge.

Purchases will age based on the trade date of purchase. For example, a purchase made on January 5 will be one year old on January 5 of the following year.

For purposes of determining the "age" of exchanged shares, exchanges will be treated as a transaction involving a redemption of the original Eligible Fund followed by a purchase of the new Eligible Fund. Therefore, shares will be exchanged in the same order as determined by the aging hierarchy above (See "Aging Schedule"). The aging of Class B Shares will continue uninterrupted regardless of an exchange.

The CDSC is waived on redemption of shares (i) following the death or disability (as defined in the Code) of a Shareholder, or (ii) to the extent that the redemption represents a minimum required distribution from an individual retirement account or other retirement plan to a Shareholder who has attained the age of 70 1/2. Up to 10% of the value of shares subject to the Systematic Withdrawal Plan may be also redeemed each year without imposition of the CDSC.
A Shareholder, or his or her representative, must notify the Transfer Agent prior to the time of redemption that the Shareholder is eligible for this waiver.

The CDSC is also waived on redemptions of shares held by Trustees, employees and sales representatives of the Trust, the Distributor, or affiliates of the Trust or the Distributor, and their immediate family members; employees of any financial institution that sells shares of the Trust pursuant to a sales agreement with the Distributor; and spouses and children under the age of 21 of the aforementioned persons. Also, no CDSC will be imposed on the redemption of shares originally purchased through a bank trust department, an investment adviser registered under the Investment Advisers Act of 1940, or retirement plans where the third party administrator has entered into certain arrangements with the Distributor or any other financial institution, to the extent that no payments were advanced for purchases made through such entities.

Additionally, shareholders of any mutual fund not affiliated with the Trust who have paid a sales charge in that mutual fund may purchase Class B Shares of the Trust, in an amount equal to the proceeds of the redemption of such unaffiliated shares, by submitting such proceeds to the Distributor together with evidence of the payment of a sales charge and the source of such proceeds. Purchases must take place within 30 days of the redemption of the unaffiliated shares. Class B Shares issued pursuant to this offer will not be subject to a CDSC.

2. Eligibility of Purchasers

The minimum initial investment is $1,000; however, the minimum initial investment may be waived at the Distributor's discretion. For investments made through the Automatic Investment Plan, the minimum initial and subsequent investments must be at least $50.


3. Exchange Privileges

Class B Shares of each Fund may be exchanged for Class B Shares of each other Fund of the Trust which offers Class B Shares in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. Voting Rights

Each Class B shareholder will have one vote for each full Class B Share held and a fractional vote for each fractional Class B Share held. Class B shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class B Shares (such as a distribution plan or service agreement relating to Class B Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class B shareholders differ from the interests of holders of any other class.

5. Conversion Rights

Class B Shares of a Fund will automatically convert into Class A Shares of that Fund without a sales charge after eight years from the acquisition of the Class B Shares. The conversion will take place at the respective net asset values of each of the classes. At that time the Shares will no longer be subject to the higher distribution and service fees. When Class B Shares of a Fund convert, any other Class B Shares that were acquired by the reinvestment of dividends and distributions attributable to such Shares will also convert into Class A Shares. Conversions are not taxable events to Shareholders.

                                                                       Exhibit C
                                THE PILLAR FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Class I Shares
                           (Formerly, Class A Shares)

1. Class-Specific Distribution Arrangements; Other Expenses.

Class I Shares of the Funds are sold without a sales charge.

2. Eligibility of Purchasers

The Trust's Class I Shares are offered without distribution fees to: (i) institutional investors (including Summit Bank, its affiliates and correspondent banks) for the investment of their own funds; (ii) any individual or institution (including Summit Bank, its affiliates and correspondent banks) for the investment of funds held by such individual or institution in a fiduciary, agency, custodial or other representative capacity, if such individual or institution is able to provide complete shareholder recordkeeping services with respect to shares purchased and held in such capacity; and (iii) any "qualified customer" who has entered into an agreement with Summit Bank, its affiliates or correspondent banks ("Qualified Customers"). The minimum initial investment in the Trust for Qualified Customers is $10,000. All subsequent purchases must be at least $1,000.

3. Exchange Privileges

Class I Shares of each Fund may be exchanged for Class I Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. Voting Rights

Each Class I shareholder will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I Shares (such as a distribution plan or service agreement relating to Class I Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class I shareholders differ from the interests of holders of any other class.

5. Conversion Rights

Class I Shares do not have a conversion feature.

                                                                       Exhibit D
                                THE PILLAR FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Class S Shares


1. Class-Specific Distribution Arrangements; Other Expenses.

Class S Shares of the Funds are sold without a sales charge. Additionally, Class S Shares are subject to a .60% Rule 12b-1 fee.

2. Eligibility of Purchasers

The Trust's Class S Shares are offered without distribution fees to cash sweep customers of Summit Bank. There are no minimum initial or subsequent investment levels.

3. Exchange Privileges

Class S Shares of each Fund may be exchanged for Class S Shares of each other Fund of the Trust, if any, in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. Voting Rights

Each Class S shareholder will have one vote for each full Class S Share held and a fractional vote for each fractional Class S Share held. Class S shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class S Shares (such as a distribution plan or service agreement relating to Class S Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class S shareholders differ from the interests of holders of any other class.

5. Conversion Rights

Class S Shares do not have a conversion feature.